                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                December 31, 1996

                              GLACIER BANCORP, INC.

             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

               000-18911                         81-0468393
        -----------------------       -------------------------------
        (Commission File Number)      IRS Employer Identification No.

                                  P. O. Box 27
                                 202 Main Street
                            Kalispell, MT 59903-0027
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (406) 756-4200

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION, AND EXHIBITS

      (a)   Financial Statements

      (b)   Pro forma Financial Information:  Not Applicable

      (c)   Exhibits:

                     (2)   Plan and Agreement of Merger dated August 9, 1996 *

                     (10)  Stock Option Agreement dated August 9, 1996 *

                     (99)  Press Release issued by Glacier, dated
                           December 31, 1996**

*      Previously filed as part of the S-4 Registration Statement (No.
       333-13595)

** Previously filed as part of the Current Report on Form 8-K filed January 9, 1997

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated:   March 14, 1997

                                    GLACIER BANCORP, INC.

                                    By:   /s/ Michael J. Blodnick
                                          --------------------------------------
                                          Michael J. Blodnick
                                          Executive Vice President/Chief
                                          Operating Officer

[KPMG PEAT MARWICK LLP LOGO]



                          Independent Auditors' Report


The Board of Directors and Stockholders
Glacier Bancorp, Inc.:

We have audited the accompanying consolidated statements of financial condition of Glacier Bancorp, Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. As audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Glacier Bancorp, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

As discussed in the notes to the consolidated financial statements, the Company changed its method of accounting for investments in debt and equity securities on January 1, 1994 to adopt the provisions of the Financial Accounting Standards Board's statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities".


Billings, Montana
January 31, 1997

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                                     December 31,
                                                                            ----------------------------
                        (dollars in thousands)                                  1996            1995
                                                                            ------------    ------------
Assets:
    Cash on hand and in banks ...........................................   $     24,666          20,979
    Federal funds sold ..................................................          1,483           3,640
    Interest bearing cash deposits ......................................          1,000             710
         Cash and cash equivalents ......................................         27,149          25,329

    Investment securities, available-for-sale ...........................         85,050          69,591
    Investment securities, held-to-maturity .............................         20,455          21,264
    Loans receivable, net ...............................................        386,641         353,263
    Premises and equipment, net .........................................         11,292          10,079
    Real estate and other assets owned, net .............................            410              52
    Federal Home Loan Bank of Seattle stock, at cost ....................          8,586           7,381
    Federal Reserve stock, at cost ......................................            340             254
    Accrued interest receivable .........................................          3,473           3,353
    Goodwill, net .......................................................          1,526           1,694
    Other assets ........................................................          1,070             804
                                                                            ------------    ------------
                                                                            $    545,992         493,064
                                                                            ============    ============
Liabilities:
    Deposits - interest bearing .........................................   $    257,409         237,830
    Deposits - non-interest bearing .....................................         64,330          53,755
    Advances from Federal Home Loan Bank of Seattle .....................        143,289         120,714
    Securities sold under agreements to repurchase ......................          9,791          20,805
    Other borrowed funds ................................................          5,202           1,500
    Accrued interest payable ............................................            799             667
    Advance payments by borrowers for taxes and insurance ...............            940           1,072
    Current income taxes ................................................              0             544
    Deferred income taxes ...............................................          1,446           1,941
    Minority interest ...................................................            429             603
    Other liabilities ...................................................         10,409           6,814
                                                                            ------------    ------------
         Total liabilities ..............................................        494,044         446,245

Stockholders' equity:
    Preferred stock, $.01 par value per share. Authorized 7,500,000
     shares; none issued ................................................              0               0
    Common stock, $.01 par value per share. Authorized 12,500,000 shares;  issued and outstanding 4,529,109 and 4,052,303, shares at
     December 31, 1996 and 1995, respectively ...........................             46              42
    Paid-in capital .....................................................         34,571          26,938
    Retained earnings - substantially restricted ........................         18,392          19,969
    Treasury stock at cost, 57,260 and 48,260 shares at December 31, 1996
     and 1995 respectively ..............................................         (1,066)           (874)
    Net unrealized gains on securities available-for-sale ...............              5             744
                                                                            ------------    ------------
         Total stockholders' equity .....................................         51,948          46,819
                                                                            ------------    ------------
                                                                            $    545,992         493,064
                                                                            ============    ============


See accompanying notes to consolidated financial statements.

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                YEARS ENDED DECEMBER 31,
                                                                        --------------------------------------
           (dollars in thousands except per share data)                   1996            1995           1994
                                                                        -------          ------         ------
INTEREST INCOME:
  Real estate loans ...............................................     $15,962          16,095         13,621
  Commercial loans ................................................       9,008           8,284          5,911
  Consumer and other loans ........................................       8,374           6,436          4,986
  Mortgage-backed securities ......................................       3,236           2,310          2,018
  Investment securities and other .................................       4,568           3,727          2,825
                                                                        -------          ------         ------
    TOTAL INTEREST INCOME .........................................      41,148          36,852         29,361
                                                                        -------          ------         ------
INTEREST EXPENSE:
  Deposits ........................................................      10,272           8,619          6,847
  Advances ........................................................       7,302           6,041          3,811
  Securities sold under agreements to repurchase ..................         772           1,199            567
  Other borrowed funds ............................................         210             210            271
                                                                        -------          ------         ------
    TOTAL INTEREST EXPENSE ........................................      18,556          16,069         11,496
                                                                        -------          ------         ------
    NET INTEREST INCOME ...........................................      22,592          20,783         17,865

  Provision for loan losses .......................................         880             581            321
                                                                        -------          ------         ------
    NET INTEREST INCOME AFTER PROVISION
      FOR LOAN LOSSES .............................................      21,712          20,202         17,544

NON-INTEREST INCOME:
  Service charges and other fees ..................................       4,360           3,725          3,216
  Miscellaneous loan fees and charges .............................       2,852           2,898          2,633
  Gain (Loss) on sale of investments, net .........................         121              (6)           (22)
  Other income ....................................................       1,006             975            907
                                                                        -------          ------         ------
    TOTAL NON-INTEREST INCOME .....................................       8,339           7,592          6,734

NON-INTEREST EXPENSE:
  Compensation, employee benefits and related expenses ............       8,608           7,514          6,599
  Occupancy expense ...............................................       1,688           1,529          1,243
  Data processing expense .........................................         666             499            434
  FDIC insurance expense ..........................................         351             467            561
  FDIC/SAIF assessment ............................................         947               0              0
  Merger expense ..................................................         563               0              0
  Other expense ...................................................       4,649           4,559          3,973
  Minority interest ...............................................          64             112            112
                                                                        -------          ------         ------
    TOTAL NON-INTEREST EXPENSE ....................................      17,536          14,680         12,922
                                                                        -------          ------         ------
  Earnings before income taxes ....................................      12,515          13,114         11,356
  Federal and state income tax expense ............................       5,090           5,139          4,467
                                                                        -------          ------         ------
    NET EARNINGS ..................................................     $ 7,425           7,975          6,889
                                                                        =======          ======         ======
  Net earnings per share ..........................................     $  1.65            1.77           1.53
                                                                        =======          ======         ======


See accompanying notes to consolidated financial statements.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                 Years ended December 31, 1996, 1995, and 1994

                                                                 Retained                  Net
                                     Common Stock                earnings               unrealized        Total
                                   ----------------  Paid-in  substantially  Treasury  gains (losses)  stockholders'
  (dollars in thousands)            Shares   Amount  capital    restricted     Stock   on securities       equity
---------------------------------  --------  ------  --------  ------------  --------  --------------  ------------
Balance at December 31, 1993..... 3,313,514   $ 34   $ 16,505    $ 18,233    $            $              $ 34,772

Effect on change in accounting
  for investment securities as of
  January 1, 1994................         -      -          -           -           -           292           292
Cash dividends paid ($.49 per
  share)...............,........          -      -          -      (1,642)          -             -        (1,642)
Stock options exercised.........     40,341      1        323           -           -             -           324
10% stock dividend..............    332 103      2      4,402      (4,410)          -             -            (6)
Treasury stock acquired.........     (9,500)     -          -           -        (160)            -          (160)
Decrease in net unrealized gains
  on available-for-sale
  securities....................          -      -          -           -           -          (810)         (810)
Additional shares issued........     25,361      2        197           -           -             -           199
Net earnings....................          -      -          -       6,889           -             -         6,889
                                  ---------   ----   --------    --------    --------     ---------      --------
Balance at December 31, 1994....  3,701,839   $ 39   $ 21,427    $ 19,070    $   (160)    $    (518)     $ 39,858
Cash dividends paid ($.56 per
  share).......................           -      -          -      (1,824)          -             -        (1,824)
Stock options exercised........     20,276       0        221           -           -             -           221
Increase in stock grant earned            -      -         46           -           -             -            46
10% stock dividend.............    368,946       3      5,244      (5,252)          -             -            (5)
Treasury stock acquired........    (38,760)      -          -           -        (714)            -          (714)
Increase in net unrealized gains
  on available-for-sale
  securities...................           -      -          -           -           -         1,262         1,262
Net earnings...................           -      -          -       7,975           -             -         7,975
                                  ---------   ----   --------    --------    --------     ---------      --------
Balance at December 31, 1995...   4,052,303   $ 42   $ 26,938    $ 19,969    $   (674)    $     744      $ 46,619
Cash dividends paid ($.63
  per share)...................           -      -          -      (2,291)          -             -        (2,291)
Stock options exercised........      36,697      1        629           -           -             -           630
Increase in stock grant earned.           -      -         21           -           -             -            21
Acquisition of minority
  interest.....................      12,951      -         85           -           -             -            85
10% stock dividend.............     404,852      -      6,701      (6,711)          -             -            (9)
Treasury stock acquired........      (9,000)     -          -           -        (192)            -          (192)
Decrease in net unrealized gains
  on available-for-sale
  securities...................           -      -          -           -           -          (739)         (739)
Additional shares issued.......      31,306      2        197           -           -             -           199
Net earnings...................           -      -          -       7,425           -             -         7,425
                                  ---------   ----   --------    --------    --------     ---------      --------
Balance at December 31, 1996...   4,529,109   $ 46   $ 34,571    $ 18,392    $ (1,066)    $       5      $ 51,948
                                  =========   ====   ========    ========    ========     =========      ========

See accompanying notes to consolidated financial statements.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  Years ended December 31,
                                                                           -----------------------------------------
                       (dollars in thousands)                                 1996            1995           1994
                                                                           -----------    -----------    -----------
OPERATING ACTIVITIES:

    Net Earnings .......................................................   $     7,425          7,975          6,889
    Adjustments to reconcile Net Earnings to Net
    Cash Provided by Operating Activities:

      Provision for loan losses ........................................           880            581            321
      Depreciation of premises and equipment ...........................           728            950            797
      Amortization of goodwill .........................................           168            179            189
      Loss (gain) on sale of investments ...............................          (121)             6             22
      Amortization of investment securities premiums and discounts, net            (32)           122            206
      Net decrease in deferred income taxes ............................           (27)           (41)          (350)
      Net increase in interest receivable ..............................          (120)          (679)          (645)
      Net increase in interest payable .................................           132            249             72
      Net increase (decrease) in current income taxes ..................          (714)           675           (193)
      Net (increase) decrease in other assets ..........................           (84)           572           (732)
      Net increase in other liabilities and minority interest ..........         3,620          1,662            930
      FHLB stock dividends .............................................          (597)          (413)          (315)
                                                                           -----------    -----------    -----------
         NET CASH PROVIDED BY OPERATING ACTIVITIES .....................        11,258         11,838          7,191
                                                                           -----------    -----------    -----------
INVESTING ACTIVITIES:

    Proceeds from sales, maturities and prepayments of investment
        securities available-for-sale ..................................   $    53,206         17,668         21,393
    Purchases of investment securities available-for-sale ..............       (69,741)       (39,221)       (11,761)
    Proceeds from maturities and prepayments of investment
        securities held-to-maturity ....................................         1,813         10,493          6,841
    Purchases of investment securities held-to-maturity ................          (982)        (9,000)       (31,702)
    Principal collected on installment and commercial loans ............       101,148         79,019         69,778
    Installment and commercial loans originated or acquired ............      (137,516)      (121,285)      (105,036)
    Proceeds from sales of commercial loans ............................         7,857         10,001          6,779
    Principal collections on mortgage loans ............................        50,538         40,402         39,101
    Mortgage loans originated or acquired ..............................      (128,528)      (102,779)      (116,055)
    Proceeds from sales of mortgage loans ..............................        72,243         58,702         55,717
    Net proceeds from sales (acquisition) of real estate owned .........          (358)            52            434
    Net purchase of FHLB and FRB stock .................................          (694)        (1,310)        (1,060)
    Net addition of premises and equipment .............................        (1,941)        (1,335)        (2,233)
    Acquisition of minority interest ...................................          (114)           (14)           (55)
                                                                           -----------    -----------    -----------
         NET CASH USED BY INVESTING ACTIVITIES .........................       (53,069)       (58,607)       (67,859)
                                                                           -----------    -----------    -----------
FINANCING ACTIVITIES:

    Net increase in deposits ...........................................   $    30,154         32,863         11,108
    Net increase in FHLB advances and other borrowed funds .............        26,277         36,593         27,889
    Net increase (decrease) in advance payments from borrowers for taxes
      and insurance ....................................................          (132)           305            (28)
    Net decrease in securities sold under repurchase agreements ........       (11,014)       (12,247)        18,064
    Cash dividends paid to stockholders ................................        (2,291)        (1,824)        (1,642)
    Treasury stock purchased ...........................................          (192)          (714)          (160)
    Proceeds from exercise of stock options and additional shares issued           829            221            523
                                                                           -----------    -----------    -----------
        NET CASH PROVIDED BY FINANCING ACTIVITIES ......................        43,631         55,197         55,754
                                                                           -----------    -----------    -----------
        NET INCREASE IN CASH AND CASH EQUIVALENTS ......................         1,820          8,428         (4,914)
    CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ...................        25,329         16,901         21,815
                                                                           -----------    -----------    -----------
    CASH AND CASH EQUIVALENTS AT END OF PERIOD .........................   $    27,149         25,329         16,901
                                                                           ===========    ===========    ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

    Cash paid during the period for: Interest ..........................   $    18,424         15,821         11,424
                                     Income taxes.......................   $     5,491          4,367          4,576

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a)     GENERAL

Glacier Bancorp, Inc. (the "Company"), a Delaware corporation organized in 1990, is a multi-bank, thrift holding company which provides a full range of banking services to individual and corporate customers in Montana through its subsidiary banks. The subsidiary banks are subject competition from other financial service providers. The subsidiary banks are also subject to the regulations of certain government agencies and undergo periodic examinations by those regulatory authorities.

The accounting and consolidated financial statement reporting policies of the Company conform with generally accepted accounting principles and prevailing practices within the banking industry. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported and disclosed amounts of assets and liabilities as of the date of the statement of financial condition and income and expenses for the period. Actual results could differ significantly from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses. Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the subsidiary banks' allowance for loan losses. Such agencies may require the subsidiary banks to recognize additions to the allowance based on their judgements about information available to them at the time of their examination.

(b)     PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its bank subsidiaries, Glacier Bank (the "Savings Bank"), First Security Bank of Missoula, First National Bank of Whitefish, and First National Bank of Eureka (collectively the "Commercial Banks"). All significant intercompany transactions have been eliminated in consolidation. The Company owns 100% of the outstanding stock of Glacier Bank and First Security Bank of Missoula, and 94% and 93% of the First National Banks of Whitefish and Eureka, respectively.

The First Security Bank of Missoula was acquired on December 31, 1996 through an exchange of stock with Missoula Bancshares, Inc. formerly the parent company of First Security Bank. The pooling of interests accounting method is being used for this merger transaction. Under this method, financial information for each of the periods presented include the combined companies as though the merger had occurred prior to the earliest date presented.

(c)     CASH AND CASH EQUIVALENTS

Cash and cash equivalents are considered to be cash on hand, cash held as demand deposits at various banks and regulatory agencies, interest bearing deposits and federal funds sold with original maturities of three months or less.

(d)     INVESTMENT SECURITIES

Debt securities for which the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity and are stated at amortized cost. Debt and equity securities held primarily for the purpose of selling them in the near term are classified as trading securities and are reported at fair market value, with unrealized gains and losses included in income. Debt and equity securities not classified as held-to-maturity or trading are classified as available-for-sale and are reported at fair value with unrealized gains and losses, net of income taxes, shown as a separate component of stockholders' equity.

Premiums and discounts on investment securities are amortized or accreted into income using a method which approximates the level-yield interest method.

The cost of any investment, if sold, is determined by specific identification. Declines in the fair value of available-for-sale or held-to-maturity securities below carrying value that are other than temporary are charged to expense as realized losses and the related carrying value reduced to fair value.

(e)     LOANS RECEIVABLE

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balance reduced by any chargeoffs or specific valuation accounts and net of any deferred fees or costs on originated loans or unamortized premiums or discounts on purchased loans. Discounts and premiums on purchased loans are amortized over the expected life of loans using methods that approximate the interest method.

(f)     LOANS HELD FOR SALE

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized by charges to income.

(g)     LOAN ORIGINATION FEES

Statement of Financial Accounting Standards (SFAS) No. 91 provides for the deferral of loan origination fees and direct loan origination costs with those amounts recognized over the lives of the related loans as an adjustment of the loan's yield using a method which approximates the level-yield method.

(h)     ALLOWANCE FOR LOAN LOSSES

Management's periodic evaluations of the adequacy of the allowance is based on factors such as the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, current economic conditions, and independent appraisals.

The Company also provides an allowance for losses on specific loans which are deemed to be impaired. Groups of small balance homogeneous loans (generally consumer and residential real estate loans) are evaluated for impairment collectively. A loan is considered impaired when, based upon current information and events, it is probable that the Company will be unable to collect, on a timely basis, all principal and interest according to the contractual terms of the loans's original agreement. When a specific loan is determined to be impaired, the allowance for loan losses is increased through a charge to expense for the amount of the impairment. The amount of the impairment is measured using cash flows discounted at the loan's effective interest rate, except when it is determined that the sole source of repayment for the loan is the operations or liquidation of the underlying collateral. In such case, the current value of the collateral, reduced by anticipated selling costs, will be used in place of discounted cash flows. Generally, when a loan is deemed impaired, current period interest previously accrued but not collected is reversed against current period interest income. Income on such impaired loans is then recognized only to the extent that cash in excess of any amounts charged off to the allowance for loan losses is received and where the future collection of principal is probable. Interest accruals are resumed on such loans only when they are brought fully current with respect to interest and principal and when, in the judgement of management, the loans are estimated to be fully collectible as to both principal and interest.

During 1996 and 1995 the amount of impaired loans was not material.

(I) PREMISES AND EQUIPMENT

Premises and equipment are stated at cost less depreciation. Depreciation is generally computed on a straight-line method over the estimated useful lives, which range from five to fifty years, of the various classes of assets from their respective dates of acquisition.

(J) REAL ESTATE OWNED

Property acquired by foreclosure or deed in lieu of foreclosure is carried at the lower of cost or estimated fair value, not to exceed estimated net realizable value. Costs, excluding interest, relating to the improvement of property are capitalized, whereas those relating to holding the property are charged to expense. Fair value is determined as the amount that could be reasonably expected in a current sale (other than a forced or liquidation sale) between a willing buyer and a willing seller. If the fair value of the asset minus the estimated cost to sell is less than the cost of the property, this deficiency is recognized as a valuation allowance and is charged to expense.

(K) RESTRICTED STOCK INVESTMENTS

The Company holds stock in the Federal Home Loan Bank (FHLB); Federal Home Loan Mortgage Corporation (FHLMC); and the Federal Reserve Bank (FRB). These investments are carried at the lower of cost or market value.

(L) GOODWILL

Goodwill is being amortized against income using the straight-line method over 15 years.

(M) INCOME TAXES

Deferred tax assets and liabilities are recognized for estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(N) STOCK-BASED COMPENSATION

Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense would be recorded over the vesting period only if at the date of grant the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards determined on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 for stock based awards to employees and provide pro forma income and pro forma earnings per share disclosures for employee stock options granted in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

(O) IMPAIRMENT AND DISPOSAL OF LONG-LIVED ASSETS

Effective January 1, 1996 the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of". The statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An asset is deemed impaired if the sum of the expected future cash flow is less than the carrying amount of the asset. If impaired, an impairment loss is recognized to reduce the carrying value of the asset to fair value. Adoption of SFAS No. 121 did not have a material impact on the Company's consolidated financial position or results of operations. At December 31, 1996 there were no assets that were considered impaired.

(P) MORTGAGE SERVICING RIGHTS

The Company recognizes mortgage servicing rights as an asset regardless of whether the servicing rights are acquired or originated and retained. The mortgage servicing rights are assessed for impairment based on the fair value of the mortgage servicing rights. As of December 31, 1996 and 1995 the carrying value of originated servicing rights was approximately $396,000 and $176,000, respectively. There was no impairment of value at December 31, 1996 or 1995.

(Q) FUTURE ACCOUNTING CHANGES

In June 1996, the Financial Accounting Standards Board issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS No. 125 is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996 and is to be applied prospectively. This Statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities based on consistent application of the financial-components approach that focuses on control. It distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. Management of the Company does not expect the adoption of SFAS No. 125 will have a material impact on the Company's consolidated financial position or results of operations.

2.  CASH ON HAND AND IN BANKS:

The subsidiary banks are required to maintain an average reserve balance with the Federal Reserve Bank, or maintain such reserve in the form of cash. The amount of this required reserve balance at December 31, 1996 was approximately $4,000,000 and was met by maintaining cash and an average reserve balance with the Federal Reserve Bank in excess of this amount.

3.  Investment Securities:

A comparison of the amortized cost and estimated fair value of the Company's investment securities is as follows at:

DECEMBER 31, 1996

                                                                  Gross Unrealized           Estimated
                                                 Amortized    -------------------------        Fair
              (dollars in thousands)                Cost         Gains          Losses         Value
                                                -----------   -----------    -----------    -----------
                 HELD-TO-MATURITY

U.S. GOVERNMENT AND FEDERAL AGENCIES:
      maturing within one year ..............   $     1,993            13              0          2,006
      maturing one through five years .......         3,000             0            (18)         2,982
      maturing five years through ten years .         4,998             3            (15)         4,986
      maturing after ten years ..............         2,980             0            (48)         2,932
                                                -----------   -----------    -----------    -----------
                                                     12,971            16            (81)        12,906
                                                -----------   -----------    -----------    -----------

STATE AND LOCAL GOVERNMENTS AND OTHER ISSUES:
      maturing within one year ..............           506             1              0            507
      maturing one year through five years ..         1,200            37             (1)         1,236
      maturing five years through ten years .           585            12              0            597
      maturing after ten years ..............         1,148            27              0          1,175
                                                -----------   -----------    -----------    -----------
                                                      3,439            77             (1)         3,515
                                                -----------   -----------    -----------    -----------
MORTGAGE-BACKED SECURITIES ..................         4,045             2            (32)         4,015
                                                -----------   -----------    -----------    -----------
          TOTAL HELD-TO-MATURITY SECURITIES .   $    20,455            95           (114)        20,436
                                                ===========   ===========    ===========    ===========

                AVAILABLE-FOR-SALE

U.S. GOVERNMENT AND FEDERAL AGENCIES:
      maturing within one year ..............   $     8,984             8             (6)         8,986
      maturing one year through five years ..         6,177            21             (7)         6,191
      maturing five years through ten years .         2,205            10             (4)         2,211
      maturing after ten years ..............        10,114            11           (188)         9,937
                                                -----------   -----------    -----------    -----------
                                                     27,480            50           (205)        27,325
                                                -----------   -----------    -----------    -----------

STATE AND LOCAL GOVERNMENTS AND OTHER ISSUES:
      maturing within one year ..............           250             5              0            255
      maturing one year through five years ..           403             0            (19)           384
      maturing after ten years ..............        14,920           125            (20)        15,025
                                                -----------   -----------    -----------    -----------
                                                     15,573           130            (39)        15,664
                                                -----------   -----------    -----------    -----------

MORTGAGE-BACKED SECURITIES ..................        24,319           534           (164)        24,689
REAL ESTATE MORTGAGE INVESTMENT CONDUITS ....        17,684             0           (312)        17,372
                                                -----------   -----------    -----------    -----------
          TOTAL AVAILABLE-FOR-SALE SECURITIES   $    85,056           714           (720)        85,050
                                                ===========   ===========    ===========    ===========

DECEMBER 31, 1995

                                                                  Gross Unrealized           Estimated
                                                 Amortized    -------------------------        Fair
              (dollars in thousands)                Cost         Gains          Losses         Value
                                                -----------   -----------    -----------    -----------
                 HELD-TO-MATURITY

U.S. GOVERNMENT AND FEDERAL AGENCIES:
      maturing within one year ..............   $     1,000             0             (5)           995
      maturing one through five years .......         4,975            32            (14)         4,993
      maturing five years through ten years .         4,994            99              0          5,093
      maturing after ten years ..............         2,979            57              0          3,036
                                                -----------   -----------    -----------    -----------
                                                     13,948           188            (19)        14,117
                                                -----------   -----------    -----------    -----------

STATE AND LOCAL GOVERNMENTS AND OTHER ISSUES:
      maturing within one year ..............           210             1              0            211
      maturing one year through five years ..         1,601            51             (1)         1,651
      maturing five years through ten years .           579            32             (1)           610
      maturing after ten years ..............           316             0              0            316
                                                -----------   -----------    -----------    -----------
                                                      2,706            84             (2)         2,788
                                                -----------   -----------    -----------    -----------
MORTGAGE-BACKED SECURITIES ..................         4,610            20              0          4,630
                                                -----------   -----------    -----------    -----------
          TOTAL HELD-TO-MATURITY SECURITIES .   $    21,264           292            (21)        21,535
                                                ===========   ===========    ===========    ===========

                AVAILABLE-FOR-SALE

U.S. GOVERNMENT AND FEDERAL AGENCIES:
      maturing within one year ..............   $     7,964             5            (13)         7,956
      maturing one year through five years ..         3,501            53             (7)         3,547
      maturing five years through ten years .         5,459            77              0          5,536
      maturing after ten years ..............        13,584           105              0         13,689
                                                -----------   -----------    -----------    -----------
                                                     30,508           240            (20)        30,728
                                                -----------   -----------    -----------    -----------

STATE AND LOCAL GOVERNMENTS AND OTHER ISSUES:
      maturing within one year ..............         3,759             0           (114)         3,645
      maturing one year through five years ..           246             0             (2)           244
      maturing after ten years ..............         1,530           186              0          1,716
                                                -----------   -----------    -----------    -----------
                                                      5,535           186           (116)         5,605
                                                -----------   -----------    -----------    -----------

MORTGAGE-BACKED SECURITIES ..................        30,157           990            (63)        31,084
REAL ESTATE MORTGAGE INVESTMENT CONDUITS ....         2,174             7             (7)         2,174
                                                -----------   -----------    -----------    -----------
          TOTAL AVAILABLE-FOR-SALE SECURITIES   $    68,374         1,423           (206)        69,591
                                                ===========   ===========    ===========    ===========

Maturities of securities do not reflect repricing opportunities present in many adjustable rate securities, nor do they reflect expected shorter maturities based upon early prepayment of principal.

The Company has not entered into any swaps, options or futures contracts. Included in the U.S. Government and Federal Agencies security amounts are investments in structured notes which have contractual step-up interest rates and call features.

Gross proceeds from sales of investment securities for the years ended December 31, 1996, 1995, and 1994, were approximately $23,065,000, $5,111,000, and
$6,469,000 respectively, resulting in gross gains of approximately $291,000, $47,000 and $19,000 and gross losses of approximately $170,000, $53,000, and $41,000, respectively.

At December 31, 1996, the Company had investment securities with book values of approximately $38,793,000 pledged as security for deposits of several local government units, securities sold under agreements to repurchase, and as collateral for the Treasury tax and loan borrowings.

The Real Estate Mortgage Investment Conduits consist of nine certificates which are backed by the FNMA, GNMA and FHLMC.

At December 31, 1996 and 1995 the minority interest share of the unrealized gain
(loss) was ($7,000) and $9,000, respectively.

4.  LOANS RECEIVABLE:

The following is a summary of loans receivable at:

                                                  December 31,
                                            ------------------------
     (dollars in thousands)                     1996          1995
                                            -----------  -----------
Real Estate Loans and Contracts:
     Residential first mortgage loans ...   $   160,116      145,058
     Construction .......................        16,651       18,425
     FHA and VA loans ...................        17,940       23,426
     Loans held for sale ................         3,900        5,951
                                            -----------  -----------
                                                198,607      192,860
Commercial Loans:
     Real estate ........................        49,130       43,059
     Other commercial loans .............        50,940       42,557
                                            -----------  -----------
                                                100,070       85,616
Installment and Other Loans:
     Consumer loans .....................        51,780       47,349
     Home equity loans ..................        35,743       27,376
     Outstanding balances on credit cards         3,725        3,139
                                            -----------  -----------
                                                 91,248       77,864
Less:
     Allowance for losses ...............        (3,284)      (3,077)
                                            -----------  -----------
                                            $   386,641      353,263
                                            ===========  ===========

Summary of activity in allowance for losses on loans:


                                       Years ended December 31,
                               -----------------------------------------
     (Dollars in thousands)          1996         1995          1994
                               -----------    -----------    -----------
Balance, beginning of period   $     3,077          2,647          2,330
Net charge offs ............          (673)          (151)            (4)
Provision ..................           880            581            321
                               -----------    -----------    -----------
Balance, end of period .....   $     3,284          3,077          2,647
                               ===========    ===========    ===========

Approximately 90 percent of the Company's total loans receivable are with customers located in Western Montana.

The weighted average interest rate on loans was 8.82%, and 9.01% at December 31, 1996 and 1995, respectively.

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, and letters of credit, and involve to varying degrees, elements of credit risk.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

At December 31, 1996 and 1995 serviced loans sold to others were $115,437,000 and $103,756,000, respectively.

At December 31, 1996, the Company had outstanding commitments as follows (dollars in thousands):

Letters of credit ...........................................       $     3,028
Loans and loans in process ..................................            19,942
Unused consumer lines of credit .............................            20,268
                                                                    -----------
                                                                    $    43,238
                                                                    ===========

Accrued Interest Receivable:

                                                             December 31,
                                                      --------------------------
     (dollars in thousands)                               1996          1995
                                                      -----------    -----------
Investment securities ............................    $       826            777
Mortgage-backed securities .......................            291            253
Loans receivable .................................          2,356          2,323
                                                      -----------    -----------
                                                      $     3,473          3,353
                                                      ===========    ===========

5.  PREMISES AND EQUIPMENT:

Premises and equipment consist of the following at:

                                                            December 31,
                                                     -------------------------
      (dollars in thousands)                             1996          1995
                                                     -----------   -----------
Land .............................................  $     2,067          1,906
Office buildings and construction in progress ....        9,378          8,421
Furniture, fixtures and equipment ................        5,313          4,777
Leasehold improvements ...........................          580            293
Accumulated depreciation .........................       (6,046)        (5,318)
                                                    -----------    -----------
                                                    $    11,292         10,079
                                                    ===========    ===========

6.  DEPOSITS:

Deposits consist of the following at:

                                                                                   December 31,
                                                ---------------------------------------------------------------------
                                                                  1996                                1995
                                                ----------------------------------------    -------------------------
                                                 Weighted
     (dollars in thousands)                     Average Rate     Amount         Percent       Amount        Percent
                                                -----------    -----------   -----------    -----------   -----------
Demand accounts .............................           0.0%   $    64,330          20.0%        53,755          18.4%
                                                               -----------   -----------   ------------   -----------
NOW accounts ................................           2.0%        59,602          18.5%        56,067          19.3%
Savings accounts ............................           3.0%        37,097          11.5%        39,274          13.5%
Money market demand accounts ................           4.3%        54,754          17.0%        44,982          15.4%
Certificate accounts:
     3.00% and lower ........................                          192           0.1%            76           0.0%
     3.01% to 4.00% .........................                          513           0.2%         1,008           0.3%
     4.01% to 5.00% .........................                       16,702           5.2%        23,706           8.1%
     5.01% to 6.00% .........................                       63,466          19.8%        34,127          11.8%
     6.01% to 7.00% .........................                       23,271           7.2%        36,939          12.7%
     7.01% to 8.00% .........................                        1,443           0.4%         1,460           0.5%
     8.01% to 9.00% .........................                          286           0.1%           106           0.0%
     9.01% to 10.00% ........................                           74           0.0%            75           0.0%
     10.01% to 11.00% .......................                            9           0.0%            10           0.0%
                                                               -----------   -----------    -----------   -----------
            Total certificate accounts ......           5.6%       105,956          33.0%        97,507          33.4%
                                                               -----------   -----------    -----------   -----------
Total interest bearing deposits .............           4.1%       257,409          80.0%       237,830          81.6%
                                                               -----------   -----------    -----------   -----------
Total deposits ..............................           3.3%   $   321,739         100.0%       291,585         100.0%
                                                               ===========   ===========    ===========   ===========
Deposits with a balance in excess of $100,000 ...............  $    67,678                  $    52,576



At December 31, 1996, scheduled maturities of certificates of deposit are as follows:

                                                        Years ending December 31,
                                         --------------------------------------------------------------
     (dollars in thousands)   Total        1997         1998         1999         2000       Thereafter
                            ----------   ----------   ----------   ----------   ----------   ----------
3.00% and lower .........   $      192          154           13           21            3            1
3.01% to 4.00% ..........          513          475           18            3            0           17
4.01% to 5.00% ..........       16,702       14,066        1,957          671            4            4
5.01% to 6.00% ..........       63,466       47,637       11,314        2,558          608        1,349
6.01% to 7.00% ..........       23,271        7,336        4,695        2,679        4,855        3,706
7.01% to 8.00% ..........        1,443           97        1,242           70            0           34
8.01% to 9.00% ..........          286           34          205           24            8           15
9.01% to 10.00% .........           74           63            0           11            0            0
10.01% to 11.00% ........            9            0            0            9            0            0
                            ----------   ----------   ----------   ----------   ----------   ----------
                            $  105,956       69,862       19,444        6,046        5,478        5,126
                            ==========   ==========   ==========   ==========   ==========   ==========

Interest expense on deposits is summarized as follows:

                                                   Years ended December 31,
                                            ------------------------------------
     (dollars in thousands)                    1996         1995         1994
                                            ----------   ----------   ----------
NOW accounts ............................   $    1,185        1,074        1,039
Money market demand accounts ............        2,156        1,667        1,259
Certificate accounts ....................        5,772        4,681        3,302
Savings accounts ........................        1,159        1,197        1,247
                                            ----------   ----------   ----------
                                            $   10,272        8,619        6,847
                                            ==========   ==========   ==========

7.  ADVANCES FROM FEDERAL HOME LOAN BANK OF SEATTLE:

Advances from the Federal Home Loan Bank of Seattle consist of the following at December 31, 1996:

                                                      Maturing in years ending December 31,
                            ----------------------------------------------------------------------------------------
   (dollars in thousands)     Total         1997         1998         1999         2000         2001       2002-2011
                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
4.00% to 5.00% ..........   $   15,435          877          377          336        1,000       12,845            0
5.01% to 6.00% ..........       96,696       66,969       16,414        7,995        2,021        1,398        1,899
6.01% to 7.00% ..........       30,171        5,535       17,470          355        6,260          154          397
7.01% to 8.00% ..........          987           32           32           32           32           32          827
                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
                            $  143,289       73,413       34,293        8,718        9,313       14,429        3,123
                            ==========   ==========   ==========   ==========   ==========   ==========   ==========


Advances from the Federal Home Loan Bank of Seattle consist of the following at December 31, 1995:

                                                      Maturing in years ending December 31,
                            ----------------------------------------------------------------------------------------
 (dollars in thousands)       Total         1996         1997         1998        1999          2000       2001-2009
                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
4.00% to 5.00% ..........   $    5,926        3,195        1,102          601          561          321          146
5.01% to 6.00% ..........       85,508       58,245       14,734        4,599        2,980        1,857        3,093
6.01% to 7.00% ..........       29,280        4,116        5,531       12,467          353        6,259          554
                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
                            $  120,714       65,556       21,367       17,667        3,894        8,437        3,793
                            ==========   ==========   ==========   ==========   ==========   ==========   ==========

These advances were collateralized by the Federal Home Loan Bank of Seattle stock held by the Company, and qualifying real estate loans and investments totaling approximately $233,661,000 and $189,580,000 at December 31, 1996 and 1995, respectively.

The weighted average interest rate on these advances was 5.67% and 5.80% at December 31, 1996 and 1995, respectively.

8.  SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE AND OTHER BORROWED FUNDS:

Securities sold under agreements to repurchase consist of the following at:

                                                                                          Book          Market
                                                                        Weighted         value of      value of
                                                         Repurchase      average        underlying    underlying
                 (dollars in thousands)                    amount       rate paid         assets        assets
                                                         -----------    -----------    -----------   -----------
December 31, 1996:

Securities sold under agreements to repurchase within:
       1-30 days .....................................   $     6,532           4.03%   $    10,162   $    10,457
      31-90 days .....................................         1,300           5.34%         2,908         2,992
     Greater than 90 days ............................         1,959           5.34%         3,703         3,811
                                                         -----------    -----------    -----------   -----------
                                                         $     9,791           4.46%   $    16,773   $    17,260
                                                         ===========    ===========    ===========   ===========

December 31, 1995:
Securities sold under agreements to repurchase within:
       1-30 days .....................................   $    14,280           4.13%   $    17,741   $    18,290
      31-90 days .....................................         6,025           5.13%         6,432         6,662
     Greater than 90 days ............................           500           5.51%           584           612
                                                         -----------    -----------    -----------   -----------
                                                         $    20,805           4.46%   $    24,757   $    25,564
                                                         ===========    ===========    ===========   ===========

The securities underlying agreements to repurchase entered into by the Company are for the same securities originally sold, and are held in a custody account by a third party. For the year ended December 31, 1996 securities sold under agreements to repurchase averaged approximately $17,000,000 and the maximum outstanding at any month end during the year was approximately $22,000,000.

In 1996 the Company entered into the treasury tax and loan account note option program, which provides short term funding up to $12,000,000 at federal funds rate minus 25 basis points. The borrowings are secured with investment securities with an amortized cost of approximately $15,400,000. At December 31, 1996 the outstanding balance under this program was approximately $5,200,000.

Other borrowed funds prior to 1996 related to Missoula Bancshares, Inc. to acquire First Security. The debt was repaid prior to the merger with the Company.

9.  STOCKHOLDERS' EQUITY:

For regulatory purposes, the Savings Bank is required to maintain three minimum capital requirements. Failure to maintain the required capital can result in regulatory action to limit the Savings Bank's operations.

Savings Bank capital components at December 31, 1996, are as follows:

                                                   Tangible Capital              Core Capital               Risk-based Capital
                                             --------------------------    --------------------------    --------------------------
         (dollars in thousands)                   $              %              $              %              $              %
                                             -----------    -----------    -----------    -----------    -----------    -----------
GAAP Capital .............................   $    31,767           8.76%   $    31,767           8.76%   $    31,767          16.93%
Net unrealized gains on securities
     available-for-sale ..................           (33)         -0.01%           (33)         -0.01%           (33)         -0.02%
Allowance for loan losses ................          --             --             --             --            1,475           0.79%
                                             -----------    -----------    -----------    -----------    -----------    -----------
Regulatory capital computed ..............        31,734           8.75%        31,734           8.75%        33,209          17.70%
Minimum capital requirement ..............         5,437           1.50%        10,874           3.00%        15,007           8.00%
                                             -----------    -----------    -----------    -----------    -----------    -----------
Regulatory Capital Excess ................   $    26,297           7.25%   $    20,860           5.75%   $    18,202           9.70%
                                             ===========    ===========    ===========    ===========    ===========    ===========

Savings associations that meet or exceed their capital requirements may make capital distributions during any one year up to an amount that would reduce its surplus capital ratio to no less than one-half of its surplus capital ratio at the beginning of the calendar year. Under this regulation the amount of allowable distributions was approximately $1,150,000 as of year end.

The Federal Deposit Insurance Corporation Improvement Act generally restricts a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be capitalized at less than 8% of total risk-based capital, 4% of Tier I capital, or a 4% leverage ratio. At December 31, 1996, the Commercial Banks capital measures exceed the highest supervisory threshold, which requires total Tier II capital of at least 10%, Tier I capital of at least 6%, and a leverage ratio of at least 5%.

National banks may not pay dividends without the approval of the Comptroller of the Currency if the total of all dividends declared will exceed the sum of its net profits for the current year and the preceding two calendar years. The amount available for dividend distribution by the National Banks as of December 31, 1996, was approximately $1,242,000.

State banks such as First Security may pay dividends up to the total of the prior two years earnings without permission of the State regulator. The amount available for dividend distribution by First Security as of December 31, 1996, was approximately $3,015,000.

The Federal Reserve Board has adopted capital adequacy guidelines pursuant to which it assesses the adequacy of capital in supervising a bank holding company. The following table illustrates the Federal Reserve Boards capital adequacy guidelines and the Company's compliance with those guidelines as of December 31, 1996.

                                                      Tier I (Core) Capital     Tier II (Total) Capital        Leverage Capital
                                                     -----------------------    ------------------------    -----------------------
         (dollars in thousands)                          $            %             $             %              $             %
                                                     ----------   ----------    ----------    ----------    ----------    ---------
GAAP Capital .....................................   $   51,948                 $   51,948                  $   51,948
Goodwill .........................................       (1,526)                    (1,526)                     (1,526)
Net unrealized gains on securities
     available-for-sale ..........................           (5)                        (5)                         (5)
Allowance for loan losses ........................         --                        3,284                        --
                                                     ----------                 ----------                  ----------
Regulatory capital computed ......................   $   50,417                 $   53,701                  $   50,417
                                                     ==========                 ==========                  ==========

Capital as % of assets ...........................                     16.00%                      16.86%                      9.23%
Regulatory "well capitalized" requirement ........                      6.00%                      10.00%                      5.00%
                                                                  ----------                  ----------                  ---------
Excess over "well capitalized" requirement .......                     10.00%                       6.86%                      4.23%
                                                                  ==========                  ==========                  =========

10.  FEDERAL AND STATE INCOME TAXES:

The following is a summary of consolidated income tax expense for:

                                                                     Years ended December 31,
                                                          --------------------------------------------
              (dollars in thousands)                          1996            1995            1994
                                                          ------------    ------------    ------------
Current:
     Federal ..........................................   $      4,201           4,270           3,497
     State ............................................            916             988             836
                                                          ------------    ------------    ------------
      Total current tax expense .......................          5,117           5,258           4,333
                                                          ------------    ------------    ------------

Deferred:
     Federal ..........................................            (45)            (90)            112
     State ............................................             18             (29)             22
                                                          ------------    ------------    ------------
       Total deferred tax expense (benefit) ...........            (27)           (119)            134
                                                          ------------    ------------    ------------
         Total income tax expense .....................   $      5,090           5,139           4,467
                                                          ============    ============    ============

Federal and state income tax expense differs from that computed at the federal statutory corporate tax rate as follows for:

                                                                     Years ended December 31,
                                                          --------------------------------------------
                                                              1996            1995            1994
                                                          ------------    ------------    ------------
Federal statutory rate ................................           34.0%           34.0%           34.0%
State taxes, net of federal income tax benefit ........            4.5%            4.5%            4.5%
Non-deductible merger expenses ........................            1.7%            0.0%            0.0%
Other, net ............................................            0.5%            0.7%            0.8%
                                                          ------------    ------------    ------------
                                                                  40.7%           39.2%           39.3%
                                                          ------------    ------------    ------------

The tax effects of temporary differences which give rise to a significant portion of deferred tax assets and deferred tax liabilities are as follows at:

                                                                                           December 31,
                                                                                   ----------------------------
                        (dollars in thousands)                                         1996            1995
                                                                                   ------------    ------------
Deferred tax assets:
   Allowance for losses on loans ...............................................   $      1,269           1,129
   Available-for-sale securities fair value adjustment .........................              4               0
   Other .......................................................................             86             166
                                                                                   ------------    ------------
          Total gross deferred tax assets ......................................   $      1,359           1,295
                                                                                   ------------    ------------

Deferred tax liabilities:
   Federal Home Loan Bank stock dividends ......................................   $     (1,058)           (790)
   Fixed assets, due to differences in depreciation ............................           (339)           (304)
   Discount on loans and investments due to prior years' sale with
       concurrent purchase .....................................................           (196)           (249)
   Tax bad debt reserve in excess of base-year reserve .........................           (768)           (930)
   Available-for-sale securities fair value adjustment .........................              0            (464)
   Basis difference from acquisitions ..........................................           (216)           (261)
   Other .......................................................................           (228)           (238)
                                                                                   ------------    ------------
           Total gross deferred tax liabilities ................................         (2,805)         (3,236)
                                                                                   ------------    ------------
           Net deferred tax liability ..........................................   $     (1,446)         (1,941)
                                                                                   ============    ============

There was no valuation allowance at December 31, 1996 and 1995 because management believes that it is more likely than not that the company's deferred tax assets will be realized by offsetting future taxable income from reversing taxable temporary differences and anticipated future operating income.

For taxable years beginning prior to January 1, 1996, savings institutions such as the Savings Bank were allowed, if certain conditions were met, a special bad debt deduction for income tax purposes based on a percentage of taxable income before such deduction.

As a result of recently enacted federal legislation, savings associations are no longer able to calculate their deduction for bad debts using the percentage-of-taxable-income method. Instead, savings associations are required to compute their deduction based on specific charge-offs during the taxable year or, if the savings association or its controlled group had assets of less than $500 million, based on actual loss experience over a period of years. This legislation also requires savings associations to recapture into taxable income over a six-year period their post-1987 additions to their bad debt tax reserves. At December 31, 1996, the Savings Bank's post-1987 tax bad debt reserves were approximately $2.6 million. The recapture may be suspended for up to two years if, during those years, the institution satisfies a residential loan requirement which the Savings Bank anticipates will be met.

Retained earnings at December 31, 1996 includes approximately $3,600,000 for which no provision for Federal income tax has been made. This amount represents the base year tax bad debt reserve which is essentially an allocation of earnings to pre-1988 bad debt deductions for income tax purposes only. This amount is treated as a permanent difference and deferred taxes are not recognized unless it appears that this reserve will be reduced and thereby result in taxable income in the foreseeable future. The Company is not currently contemplating any changes in its business or operations which would result in a recapture of this federal bad debt reserve into taxable income.

11.  EMPLOYEE BENEFIT PLANS:

The Company has a noncontributory defined contribution retirement plan covering substantially all employees. The Company follows the policy of funding retirement plan contributions as accrued. The total retirement plan expense for the years ended December 31, 1996, 1995, and 1994 was approximately $366,000, $287,000 and $249,000 respectively. The employees of First Security will be eligible to participate in the plan during 1997.

The Company also has an employees' savings plan. The plan allows eligible employees to contribute up to 10% of their monthly salaries. The Company matches an amount equal to 50% of the employee's contribution, up to 6% of the employee's total pay. Participants are at all times fully vested in all contributions. The Company's contribution to the savings plan for the years ended December 31, 1996, 1995 and 1994 was approximately $106,000, $95,000, and $85,000, respectively. Employees of First Security will be eligible to participate in the plan in 1997.

In 1995 a Supplemental Executive Retirement Plan (SERP) was adopted which provides retirement benefits at the savings and retirement plan levels, for amounts that are limited by IRS regulations under those plans. The Company's contribution to the SERP for the years ended December 31, 1996 and 1995 was approximately $41,000 and $19,000 respectively.

In 1995 a non-funded deferred compensation plan for directors and senior officers was established. The plan provides for the deferral of cash payments of up to 25% of a participants salary, and for 100% of bonuses and directors fees, at the election of the participant. The total amount deferred was approximately $87,000, and zero for the years ending December 31, 1996 and 1995, respectively. The participant receives an earnings credit at a one year certificate of deposit rate, or at the total return rate on Company stock, on the amount deferred, as elected by the participant at the time of the deferral election. The total earnings credit for 1996 and 1995 was approximately $5,000 and zero, respectively.

First Security Bank of Missoula had a discretionary non-contributory profit sharing plan covering substantially all employees, with funding of contributions as accrued. The total plan expense for the years ended December 31, 1996, 1995, and 1994 was approximately $262,000, $235,000 and $212,000 respectively. The plan was terminated as of December 31, 1996.

The Company has entered into employment contracts with eight senior officers that provide benefits under certain conditions following a change in control of the Company.

12.  EARNINGS PER SHARE:

Earnings per common share were computed by dividing net earnings by the weighted average number of shares of common stock outstanding during the year. Previous period amounts are restated for the effect of stock dividends. Stock options are considered common stock equivalents, but are excluded from earnings per share computations due to immateriality.

                                                 Years ended December 31,
                                          -------------------------------------
                                             1996          1995         1994
                                          -----------   ----------   ----------
Weighted average common shares  .........   4,510,300     4,468,387    4,460,830

13.  STOCK OPTION PLANS:

During fiscal 1984, an Incentive Stock Option Plan was approved which provided for the grant of options limited to 168,750 shares to certain full time employees of the Company. In the year ended June 30, 1990, additional Stock Option Plans were approved which provided for the grant of options limited to 29,445 shares to outside Directors and 166,860 shares to certain full time employees of the Company. In the year ended December 31, 1994 a Stock Option Plan was approved which provides for the grant of options to outside Directors of the Company, limited to 50,000 shares. In the year ended December 31, 1995 a Stock Option Plan was approved which provides for the grant of options limited to 279,768 shares to key employees of the Company. The option price at which the Company's common stock may be purchased upon exercise of options granted under the plan must be at least equal to the per share market value of such stock at the date the option is granted. The 1984 plan also contains provisions permitting the optionee, with the approval of the Company, to surrender his or her options for cancellation and receive cash or common stock equal to the difference between the exercise price and the then fair market value of the shares on the date of surrender. The fiscal 1990 and 1995 plans also contain provisions authorizing the grant of limited stock rights, which permit the optionee, upon a change in control of the Company, to surrender his or her options for cancellation and receive cash or common stock equal to the difference between the exercise price and the fair market value of the shares on the date of the grant. All option shares are adjusted for stock splits and stock dividends.

At December 31, 1996, total stock options available for issuance are 288,451.

Changes in stock options for the years ended December 31, 1996, 1995, and 1994, are summarized as follows:

                                              Options                      Options
                                            Outstanding                  Exercisable
                                    --------------------------    --------------------------
     (dollars in thousands)            Shares         Amount         Shares        Amount
                                    -----------    -----------    -----------    -----------
Balance, December 31, 1993 ......       143,122    $     2,224         48,222    $       350
Canceled ........................        (9,190)          (166)          (665)            (4)
Granted .........................        33,000            652              0              0
Became exercisable ..............             0              0         18,755            254
Stock dividend ..................        16,575              0          3,785              0
Exercised .......................       (40,341)          (270)       (40,341)          (270)
                                    -----------    -----------    -----------    -----------
Balance, December 31, 1994 ......       143,166    $     2,440         29,756    $       330
                                    -----------    -----------    -----------    -----------
Canceled ........................        (9,020)          (131)        (9,020)          (131)
Granted .........................         2,500             49              0              0
Became exercisable ..............             0              0         78,030          1,458
Stock dividend ..................        12,109              0          7,559              0
Exercised .......................       (20,278)          (221)       (20,278)          (221)
                                    -----------    -----------    -----------    -----------
Balance, December 31, 1995 ......       128,477    $     2,137         86,047    $     1,436
                                    ===========    ===========    ===========    ===========
Canceled ........................        (5,853)          (102)        (1,266)           (20)
Granted .........................       112,880          2,152              0              0
Became exercisable ..............             0              0         55,261            958
Stock dividend ..................        20,520              0         13,286              0
Exercised .......................       (36,697)          (549)       (36,697)          (549)
                                    -----------    -----------    -----------    -----------
Balance, December 31, 1996 ......       219,327    $     3,638        116,631    $     1,825
                                    ===========    ===========    ===========    ===========

At December 31, 1996, the remaining stock options outstanding are at exercise prices ranging from $10.24 to $24.62 per share. The options exercised during the year ended December 31, 1996 were at prices from $7.37 to $19.09.

The per share weighted-average fair value of stock options granted during 1996 and 1995 was $1.75 and $2.12 on the date of grant using the Black Scholes option-pricing model with the following assumptions: 1996 - expected dividend yield of 2.9%, risk-free interest rate of 5.8%, volatility ratio of .024, and expected life of 4.8 years: 1995 - expected dividend yield of 2.9%, risk-free interest rate of 5.9%, volatility ratio .024, and expected life of 3.5 years.

The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income would have been reduced to the pro forma amounts indicated below:

                                                Years ended December 31,
                                           ---------------------------------
                                                 1996              1995
                                           ---------------   ---------------
Net earnings -       As reported           $        7,425    $         7,975
                     Pro forma                      7,378              7,969

Earnings per share - As reported           $         1.65    $          1.77
                     Pro forma                       1.64               1.76

Pro forma net earnings and earnings per share reflect only options granted in 1996 and 1995. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net earnings and earnings per share amounts presented above because compensation cost is reflected over the options vesting period of 2 years and proforma compensation cost for options granted prior to January 1, 1995 is not considered.

In September 1993 Missoula Bancshares, Inc. granted 1,000 shares of common stock to a senior officer to be issued on or after September 1998 at the election of the officer, with vesting over the five year period. In conjunction with the merger of Missoula Bancshares, Inc., the Company issued 14,930 shares which was the vested portion of the 1,000 shares at the exchange ratio, and converted the non-vested portion to options for 8,040 Company shares which will fully vest at the end of September 1998. The related compensation expense, based on the fair value of the common stock at the date of the grant, is being charged to expense over the service period with a corresponding credit to paid-in capital.

14  PARENT COMPANY INFORMATION (CONDENSED):

The following condensed financial information is the unconsolidated (Parent Company Only) information for Glacier Bancorp, Inc, combined with Missoula Bancshares Inc:


                 Statements of Financial Condition                                   December 31,
                      (dollars in thousands)                                  ----------------------------
                                                                                 1996             1995
                                                                              ------------    ------------
Assets:
   Cash ...................................................................   $      1,407             674
   Investments securities, available-for-sale, at market value ............          1,742           1,698
   Investments securities, held-to-maturity, at cost ......................             97             100
   Other assets ...........................................................             84           1,302
   Goodwill, net ..........................................................          1,526           1,694
   Investment in subsidiaries .............................................         48,462          44,361
                                                                              ------------    ------------
                                                                              $     53,318          49,829
                                                                              ============    ============
Liabilities and Stockholders' Equity:
   Dividends payable ......................................................   $        725             488
   Notes payable ..........................................................              0           1,500
   Other liabilities ......................................................            645           1,022
                                                                              ------------    ------------
           Total liabilities ..............................................          1,370           3,010
                                                                              ------------    ------------

   Common stock ...........................................................             46              42
   Paid-in capital ........................................................         34,571          26,938
   Retained earnings ......................................................         18,392          19,969
   Treasury stock .........................................................         (1,066)           (874)
   Net unrealized gains on securities available-for-sale ..................              5             744
                                                                              ------------    ------------
            Total stockholders' equity ....................................         51,948          46,819
                                                                              ------------    ------------
                                                                              $     53,318          49,829
                                                                              ============    ============


                     Statements of Operations                                            Years ended December 31,
                      (dollars in thousands)                                  --------------------------------------------
                                                                                  1996            1995             1994
                                                                              ------------    ------------    ------------
Revenues
   Dividends from subsidiaries ............................................   $      3,893           4,259           2,650
   Other income ...........................................................            266              61              60
   Intercompany charges for services ......................................          1,584           1,865           1,595
                                                                              ------------    ------------    ------------
        Total revenues ....................................................          5,743           6,185           4,305
                                                                              ------------    ------------    ------------
Expenses
   Employee compensation and benefits .....................................          1,971           2,010           1,642
   Goodwill amortization ..................................................            168             179             189
   Other operating expenses ...............................................            989             650             531
                                                                              ------------    ------------    ------------
        Total expenses ....................................................          3,128           2,839           2,362
                                                                              ------------    ------------    ------------

   Earnings before income tax benefit and equity in undistributed
         earnings of subsidiaries .........................................          2,615           3,346           1,943
   Income tax benefit .....................................................           (202)           (264)           (194)
                                                                              ------------    ------------    ------------
   Income before equity in undistributed earnings of subsidiaries .........          2,817           3,610           2,137
   Equity in undistributed earnings of subsidiaries .......................          4,608           4,365           4,752
                                                                              ------------    ------------    ------------
Net earnings ..............................................................   $      7,425           7,975           6,889
                                                                              ============    ============    ============

                     Statements of Cash Flows                                               Years ended December 31,
                      (dollars in thousands)                                       --------------------------------------------
                                                                                       1996            1995            1994
                                                                                   ------------    ------------    ------------
Operating Activities
   Net earnings ................................................................   $      7,425           7,975           6,889
   Adjustments to reconcile net earnings to net cash
       provided by operating activities:
   Goodwill amortization .......................................................            168             179             189
   Gain on sale of investments available-for-sale ..............................           (127)              0               0
   Equity in undistributed earnings of subsidiaries ............................         (4,608)         (4,365)         (4,752)
   Net increase (decrease) in other assets and other liabilities ...............          1,163             (82)           (300)
                                                                                   ------------    ------------    ------------
Net cash provided by operating activities ......................................          4,021           3,707           2,026
                                                                                   ------------    ------------    ------------

Investing activities
   Purchases of investment securities available-for-sale .......................           (221)         (1,198)           (256)
   Purchases of investment securities held-to-maturity .........................              0            (100)
   Proceeds from sales and maturities of securities available-for-sale .........            198               0               0
   Proceeds from maturities of securities held-to-maturity .....................              3               0               0
   Acquisition of minority interest ............................................           (114)            (14)            (55)
                                                                                   ------------    ------------    ------------
Net cash used by investing activities ..........................................           (134)         (1,312)           (311)
                                                                                   ------------    ------------    ------------

Financing activities
   Proceeds from exercise of stock options and other stock issued ..............            829             221             523
   Treasury stock purchased ....................................................           (192)           (714)           (160)
   Principal reductions on notes payable .......................................         (1,500)           (900)           (600)
   Cash dividends paid to stockholders .........................................         (2,291)         (1,824)         (1,642)
                                                                                   ------------    ------------    ------------
Net cash used by financing activities ..........................................         (3,154)         (3,217)         (1,879)
                                                                                   ------------    ------------    ------------
Net increase (decrease) in cash and cash equivalents ...........................            733            (822)           (164)
Cash and cash equivalents at beginning of period ...............................            674           1,496           1,660
                                                                                   ------------    ------------    ------------
Cash and cash equivalents at end of period .....................................   $      1,407             674           1,496
                                                                                   ============    ============    ============

15.  UNAUDITED QUARTERLY FINANCIAL DATA:

Summarized unaudited quarterly financial data is as follows (in thousands except per share amounts):

                                                                          Quarters Ended
                                           ---------------------------------------------------------------------------------
                                              March 31, 1996        June 30, 1996   September 30, 1996    December 31, 1996
                                           ------------------   ------------------   ------------------   ------------------
Interest income ........................   $            9,831               10,133               10,562               10,622
Interest expense .......................                4,454                4,538                4,735                4,829
Net earnings ...........................                2,028                2,201                1,499                1,697
Earnings per share [1] .................                 0.45                 0.49                 0.33                 0.38
Dividends per share [2] ................                 0.15                 0.16                 0.16                 0.16
Market range high-low [1] ..............        $20.45-$17.73        $22.38-$19.09        $25.25-$20.25        $25.25-$23.25

                                                                          Quarters Ended
                                           ---------------------------------------------------------------------------------
                                              March 31, 1995        June 30, 1995   September 30, 1995    December 31, 1995
                                           ------------------   ------------------   ------------------   ------------------
Interest income ........................   $            8,599                8,915                9,542                9,796
Interest expense .......................                3,607                3,820                4,264                4,378
Net earnings ...........................                1,810                1,939                2,114                2,112
Earnings per share [1] .................                 0.40                 0.43                 0.47                 0.47
Dividends per share [2] ................                 0.13                 0.14                 0.14                 0.15
Market range high-low [1] ..............        $15.50-$13.64        $17.73-$14.87        $20.00-$16.14        $19.88-$16.82

                                                                          Quarters Ended
                                           ---------------------------------------------------------------------------------
                                               March 31, 1994        June 30, 1994   September 30, 1994    December 31, 1994
                                           ------------------   ------------------   ------------------   ------------------
Interest income ........................   $            6,602                7,031                7,653                8,075
Interest expense .......................                2,613                2,737                2,953                3,193
Net earnings ...........................                1,431                1,756                1,900                1,802
Earnings per share [1] .................                 0.32                 0.39                 0.42                 0.40
Dividends per share [2] ................                 0.09                 0.10                 0.10               0.20[3]
Market range high-low [1] ..............        $17.09-$14.65        $15.22-$13.15        $16.12-$14.25        $15.70-$13.43

[1]    Per share amounts adjusted to reflect effect of 10% Stock Dividend.

[2] Per share amounts adjusted to reflect effect of 10% Stock Dividend, not adjusted for shares issued in merger.

[3]    Extraordinary dividend was paid at $.10 per share.

16.  FAIR VALUE OF FINANCIAL INSTRUMENTS.

Financial instruments has been defined to generally mean cash or a contract that implies an obligation to deliver cash or another financial instrument to another entity. For purposes of the Company's Consolidated Statement of Financial Condition, this includes the following items:

                                                               December 31, 1996             December 31, 1995
                                                          ---------------------------    --------------------------
                       (dollars in thousands)                Amount       Fair Value        Amount       Fair Value
                                                          -------------   -----------    -----------     ----------
Financial Assets:
Cash ..................................................   $     24,666         24,666         20,979         20,979
Interest bearing cash deposits ........................          2,483          2,483          4,350          4,350
Investment securities .................................         59,399         59,410         52,987         53,238
Mortgage-backed securities ............................         46,106         46,076         37,868         37,888
Loans .................................................        386,641        388,639        353,263        360,252
FHLB and Federal Reserve stock ........................          8,926          8,926          7,635          7,635

Financial Liabilities:
Deposits ..............................................   $    321,739        322,033        291,585        291,720
Advances from the FHLB of Seattle .....................        143,289        143,209        120,714        121,118
Repurchase agreements and other borrowed funds ........         14,993         14,098         22,305         22,324

Financial assets and financial liabilities other than securities are not traded in active markets. The above estimates of fair value require subjective judgments and are approximate. Changes in the following methodologies and assumptions could significantly affect the estimates. These estimates may also vary significantly from the amounts that could be realized in actual transactions.

Financial Assets - The estimated fair value approximates the book value of cash and interest bearing cash accounts. For securities, the fair value is based on quoted market prices. The fair value of loans is estimated by discounting future cash flows using current rates at which similar loans would be made. The fair value of FHLB and Federal Reserve stock approximates the book value.

Financial Liabilities - The estimated fair value of demand and savings deposits approximates the book value since rates are periodically adjusted to market rates. Certificates of deposit fair value is estimated by discounting the future cash flows using current rates for similar deposits. Repurchase agreements have variable interest rates, or are short term, so fair value approximates book value. Advances from the FHLB of Seattle fair value is estimated by discounting future cash flows using current rates for advances with similar weighted average maturities.

Off-balance sheet financial instruments - Commitments to extend credit and letters of credit represent the principal categories of off-balance sheet financial instruments. Rates for these commitments are set at time of loan closing, so no adjustment is necessary to reflect these commitments at market value. See Note 4 to consolidated financial statements.

17.  CONTINGENCIES:

The Company is a defendant in legal proceedings arising in the normal course of business. In the opinion of management, the disposition of pending litigation will not have a material effect on the Company's consolidated financial position or results of operations.

18.  POOLING-OF-INTERESTS COMBINATION:

On December 31, 1996, the Company issued 1,145,599 shares of common stock in exchange for all of the outstanding stock of Missoula Bancshares, Inc., parent of First Security Bank of Missoula. This business combination has been accounted for as a pooling-of-interests combination and, accordingly, the consolidated financial statements for periods prior to the combination have been restated to include the accounts and results of operations of Missoula Bancshares, Inc.

The results of operations previously reported by the separate companies and the combined amounts presented in the accompanying consolidated financial statements are summarized below.

                                                 Years ended December 31,
                                        ----------------------------------------
                                           1996          1995           1994
                                        -----------   -----------    -----------
Net earnings:
    Glacier Bancorp, Inc.               $    4,962         5,687          5,134
    Missoula Bancshares, Inc.                2,463         2,288          1,755
                                        -----------   -----------    -----------

    Combined                            $    7,425         7,975          6,889
                                        ===========   ===========    ===========

There were no transactions between the companies prior to the combination.